SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2004

Coeur d’Alene Mines Corporation

(Exact Name of Registrant as Specified in Charter)

Idaho	1-8641	82-0109423

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Front Ave., P.O. Box “I”, Coeur d’Alene, Idaho	83816

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(208) 667-3511

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

     On May 27, 2004, Couer d’Alene Mines Corporation, an Idaho corporation (the “Company”), announced its proposal to enter into a business combination transaction with Wheaton River Minerals Ltd. (“Wheaton River”). The information contained in the Company’s press release dated May 27, 2004, in connection with the announcement is included as Exhibit 99.1 to this Form 8-K and incorporated into this Item 5 by reference.

     In addition, in a press release issued on May 27, 2004, Golden Star Resources Ltd. (“Golden Star”) announced that it has proposed a business combination transaction with IAMGold Corporation (“IAMGold”). The Company entered into a letter agreement dated May 27, 2004 with Golden Star pursuant to which the Company and Golden Star have agreed that, in the event of the completion of both the Company’s combination with Wheaton River and Golden Star’s combination with IAMGold, the break fees, if both are payable under certain agreements between Wheaton River and IAMGold, will be netted such that the Company will pay to Golden Star a fee of $26 million on the terms and conditions set out in the letter agreement. A copy of the letter agreement between the Company and Golden Star is included as Exhibit 10.1 to this Form 8-K and incorporated into this Item 5 by reference.

ITEM 7. EXHIBITS.

     (c) Exhibits:

     The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description
10.1	Letter Agreement dated May 27, 2004, between Golden Star Resources, Ltd. and Coeur d’Alene Mines Corporation.

99.1	Press Release issued May 27, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation

Date: May 28, 2004	By:	/s/ James A. Sabala

		Name:	James A. Sabala
		Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement dated May 27, 2004, between Golden Star Resources, Ltd. and Coeur d’Alene Mines Corporation.

99.1	Press Release issued May 27, 2004.